Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CTC Media, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Anton Kudryashov, Chief Executive Officer of the Company, and Boris Podolsky, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1              the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2              the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ANTON KUDRYASHOV	/s/ BORIS PODOLSKY

Anton Kudryashov	Boris Podolsky
Chief Executive Officer	Chief Financial Officer
November 9, 2011	November 9, 2011

A signed original of this written statement required by Section 906 has been provided to CTC Media, Inc. and will be retained by CTC Media, Inc. and furnished to the SEC or its staff upon request.